Exhibit 99.13

American Eagle Energy Corp.

Acreage Summary

As of December 31, 2014

		DSU [1]	Gross	Net	AMZG	HBP	HBP
Prospect Area	DSUs	Acres	Acres	Acres	WI	ACRES	%

Spyglass - Proved	16	1,280	20,480	12,824	63%
Spyglass - Proved	11	800	8,800	6,805	77%

Spyglass – Proved	27		29,280	19,629	67%	17,784	91%

Spyglass - Unproved	9	1,280	11,520	8,845	77%
Spyglass - Unproved	5	800	4,000	2,120	53%

Spyglass - Unproved	14		15,520	10,965	71%	3,303	30%

Total Spyglass - Operated	41		44,800	30,594	68%	21,087	69%

Non-Operated				13,043		2,525

Total Spyglass				43,637		23,612	54%

Other Non-Core [2]				6,851		144

Total Net Acres				50,488		23,757	47%

1 DSUs near Canadian border include partial sections that average 800 acre drill spacing units

2 Mostly Sheridan & Daniels Counties, MT and Saskatchewan, Canada

American Eagle Energy Corp.

Acreage Summary

As of December 31, 2014

		DSU [1]	Gross	Net	AMZG
Prospect Area	DSUs	Acres	Acres	Acres	WI

Spyglass - Proved	16	1,280	20,480	12,824	63%
Spyglass - Proved	11	800	8,800	6,805	77%

Spyglass - Proved	27		29,280	19,629	67%

Spyglass - Unproved	9	1,280	11,520	8,845	77%
Spyglass - Unproved	5	800	4,000	2,120	53%

Spyglass - Unproved	14		15,520	10,965	71%

Total Spyglass - Operated	41		44,800	30,594	68%

Non-Operated				13,043

Total Spyglass				43,637

Other Non-Core [2]				6,851

Total Net Acres				50,488

1 DSUs near Canadian border include partial sections that average 800 acre drill spacing units

2 Mostly Sheridan & Daniels Counties, MT and Saskatchewan, Canada